UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of earliest event Reported: February 11, 2020

Shockwave Medical, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38829	27-0494101
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5403 Betsy Ross Drive, Santa Clara, California 95054
(Address of Principal Executive Offices) (Zip Code)

(510) 279-4262
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ X ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SWAV	Nasdaq Global Market

Item 1.01. Entry into a Material Definitive Agreement.

On February 11, 2020, Shockwave Medical, Inc. (the “Company”) entered into the First Amendment (the “Amendment”) to its Loan and Security Agreement, dated as of February 26, 2018 (the “Existing Loan Agreement”), with Silicon Valley Bank (“SVB”), to refinance its existing term loan.

The Amendment provides the Company with a supplemental term loan in the amount of $16.5 million. The Company expects to use $13.2 million of the proceeds from the supplemental term loan to repay in full all amounts due under its existing term loan and to pay related expenses. In addition, the Amendment terminates the Company’s existing $2.0 million revolving line of credit with SVB under the Existing Loan Agreement.

The principal amount outstanding under the supplemental term loan accrues interest, payable monthly in arrears, at a floating per annum rate equal to the greater of (A) the Wall Street Journal prime rate minus 1.25% and (B) 3.50%. No principal payments are due on the supplemental term loan until June 30, 2021; provided that such interest only period shall be extended to December 31, 2021 if the Company achieves specified revenue milestones and shall be extended further to June 30, 2022 if the Company achieves specified revenue and regulatory milestones (the date that such interest only period ends, the “Amortization Date”). Following the Amortization Date, the principal amount of the supplemental term loan shall be due in equal monthly installments through the maturity date, December 1, 2023. There is also a final payment equal to 9.5% of the original principal amount of the supplemental term loan, or $1.6 million, due at maturity (or any earlier date of optional pre-payment or acceleration of principal due to an event of default). The Company may, at its option, prepay the supplemental term loan in full, subject to an additional prepayment fee ranging between 0% and 3% of the original principal amount of the supplemental term loan. The prepayment fee would also be due and payable in the event of an acceleration of the principal amount of the supplemental term loan due to an event of default.

The supplemental term loan is secured by all of the Company’s assets, excluding intellectual property and certain other assets. The supplemental term loan is subject to customary affirmative and restrictive covenants, including with respect to the Company’s ability to enter into fundamental transactions, incur additional indebtedness, grant liens, pay any dividend or make any distributions to stockholders, make investments and merge or consolidate with any other person or engage in transactions with affiliates, but is not subject to any financial covenants.

The foregoing descriptions of the Amendment is not complete, and is qualified in its entirety by the full text of the Amendment, a copy of which will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2020.

Item 2.02. Results of Operations and Financial Condition.

On February 13, 2020, the Company issued a press release (the “Press Release”) announcing its financial results for the quarter and year ended December 31, 2019. A copy of the Press Release is attached as Exhibit 99.1 to this current report on Form 8-K.

The information under Item 2.02 in this current report on Form 8-K and the related information in the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

99.1	Press release dated February 13, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shockwave Medical, Inc.

Date: February 13, 2020	By:	/s/ DAN PUCKETT
Dan Puckett
Chief Financial Officer